Exhibit 99.1

Organovo Announces Termination of Merger Agreement with Tarveda Therapeutics

SAN DIEGO--(BUSINESS WIRE)--April 7, 2020-- Organovo Holdings, Inc. (“Organovo”) (Nasdaq: ONVO) announced today that it has terminated the merger agreement with Tarveda Therapeutics, Inc. (“Tarveda”), originally announced on December 16, 2019, and will continue to operate as an independent company.  The Company had submitted the merger proposal and other related proposals to be voted upon at a Special Meeting of Stockholders, as described in its definitive proxy materials filed with the Securities and Exchange Commission on February 24, 2020. The Special Meeting of Stockholders was held on March 26, 2020 and adjourned until today. At today’s reconvened special meeting, Organovo’s stockholders did not approve the merger related proposal and Organovo terminated the merger agreement in accordance with its terms.

“I would like to thank our stockholders for their dedicated engagement in reviewing our merger proposal, and we look forward to laying out our go forward strategic plan in the coming weeks,” commented Taylor J. Crouch, CEO.  “I would like to deeply thank Organovo’s team, our Board of Directors, our advisors, and our outstanding counterparts at Tarveda Therapeutics for the months of diligent effort and well-intentioned negotiations to put forward the business combination proposal.  We continue to believe that Tarveda is an exciting and innovative company, and we wish them much success in their on-going mission to bring significant advancements to the treatment of a broad range of patients suffering from solid tumor malignancies.”

Organovo notes that among other items voted upon through this process, its stockholders have approved the proposal to effect a reverse stock split of 1 share for every 20 to 40 shares of existing common stock, such reverse stock split to be carried out at the Board’s discretion.

About Organovo

Organovo has been a pioneer in the development of 3-D bioprinted tissues comprised of human cells. After Organovo concluded that it had not generated decisive scientific data supporting the prolonged functionality and therapeutic benefit of its lead therapeutic liver tissue candidate, Organovo implemented a restructuring plan to significantly reduce expenses in order to focus on evaluating strategic alternatives, while retaining certain key management, IP, licenses, collaborations, and proprietary equipment.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding how the Company intends to proceed following the termination of the Merger Agreement with Tarveda.  The factors that could cause the Company's actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company may not be successful in completing another strategic transaction on favorable terms, on a timely basis, or at all; the Company may not recognize the benefits of its cost reduction efforts; the Company may incur unanticipated costs and charges; the Company may not be able to continue to support its ongoing operations with its cash resources or advance any research and development activities;  the Company may not be able to pursue any dissolution and liquidation of the Company and return cash to stockholders on a timely or cost-effective basis, or at all;  and the Company’s ability to regain compliance with the Nasdaq Capital Market’s listing requirements and ability to remain listed on the Nasdaq Capital Market exchange. These and other factors are identified and described in more detail in the Company's filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on June 3, 2019 and its Quarterly Report on Form 10-Q filed with the SEC on February 10, 2020. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Organovo:

Taylor J. Crouch

858 224 1000

info@organovo.com